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                                                                 EXHIBIT 23.2(b)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated December 15, 1994, except with respect to the matter discussed in Note 13, as to which the date is January 12, 1995, included in Alpha Technologies Group, Inc.'s (the "Company") (formerly Synercom Technology, Inc.) Form 10-KSB for the year ended October 31, 1994, and to all references to our Firm included in this registration statement.

                                                             Arthur Andersen LLP
Houston, Texas
September 28, 1995